Exhibit 10.3.5
FIFTH AMENDMENT TO OFFICE LEASE AGREEMENT
     THIS FIFTH AMENDMENT TO OFFICE LEASE AGREEMENT (“Fourth Amendment”) is made this 6th day of March, 2008, by and between JBG/BC Chase Tower, L.P., a Delaware limited partnership (“Landlord”), as successor in interest to Chase Tower Associates, L.L.C., a Delaware limited liability company (“Original Landlord”), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“Tenants”).
WITNESSETH:
     WHEREAS, by that certain Office Lease Agreement dated December 8, 2000 (the “Original Lease”), Landlord leased to Tenant, and Tenant leased from Landlord, approximately 16,799 square feet of rentable area on the twelfth (l2th) floor, known as Suite 1200 (the “Original Premises”), in the building located at 4445 Willard Avenue, Chevy Chase, Maryland (the “Building”), upon the terms and conditions set forth in the Lease;
     WHEREAS, by that certain First Amendment to Office Lease Agreement dated May 10, 2002 (the “First Amendment”), Landlord leased to Tenant, and Tenant leased from Landlord, an additional 7,463 square feet of rentable area located on the eleventh (11th) floor of the Building and known as Suite 1130 (the“Expansion Space”), and the parties extended the term of the Original Lease, upon the terms and conditions more specifically set forth therein;
     WHEREAS, by that certain Second Amendment to Office Lease Agreement dated February 4, 2003 (the “Second Amendment”), Landlord leased to Tenant, and Tenant leased from Landlord, an additional 19,290 square feet of rentable area located on the sixth (6th) floor of the Building and known as Suite 600 (the “Second Expansion Space”), and the parties extended the term of the Original Lease, upon the terms and conditions more specifically set forth therein;
     WHEREAS, by that certain Third Amendment to Office Lease Agreement dated August 3, 2003 (the “Third Amendment”), Landlord leased to Tenant, and Tenant leased from Landlord, an additional 21,439 square feet of rentable area located on the fifth (5th) floor of the Building and known as Suite 500 (the “Third Expansion Space”), upon the terms and conditions more specifically set forth therein;
     WHEREAS, by that certain Fourth Amendment to Office Lease Agreement dated July 2, 2007 (the “Fourth Amendment”), Landlord leased to Tenant, and Tenant leased from Landlord, an additional 5,978 square feet of rentable area located on the seventh (7th) floor of the Building and known as Suite 710 (the “Fourth Expansion Space”), upon the terms and conditions more specifically set forth therein;
     WHEREAS, the Original Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are hereinafter collectively referred to as the “Lease”;
     WHEREAS, pursuant to that certain Office Lease Agreement dated as of December 7, 2001, as amended (the“MOP Lease”), by and between Original Landlord, as landlord, and Medical Office Properties, Inc. (“MOP”), as tenant thereunder, Original Landlord leased to

MOP, and MOP leased from Original Landlord, approximately 10,608 square feet of rentable area located on the eleventh (11 th) floor of the Building and known as Suite 1100 (the “Suite 1100 Space”);
     WHEREAS, pursuant to that certain Assignment and Assumption of Lease dated as of December 4, 2004 and effective as of January 1, 2005, by and between MOP, as assignor, and Tenant, as assignee, MOP assigned all of its right, title and interest in the MOP Lease to Tenant;
     WHEREAS, the term of the MOP Lease is scheduled to expire on February 29, 2012, and the term of the Lease is scheduled to expire on May 31, 2013;
     WHEREAS, upon the expiration of the term of the MOP Lease, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, the Suite 1100 Space which is the subject of the MOP Lease, upon the terms and conditions hereinafter set forth;
     WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their understanding and agreement with regard to the lease of the Suite 1100 Space, and to otherwise amend the Lease, as more particularly set forth herein.
     NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:
     1. Any capitalized terms used in this Fifth Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Lease.
     2. The Lease is hereby amended by adding thereto a new Article XXXIII, to read as follows:
“ARTICLE XXXIII
SUITE 1100 SPACE
     33.1. Term. Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, approximately 10,608 square feet of rentable area (the ‘Suite 1100 Space’) located on the eleventh (11th) floor of the Building, which Suite 1100 Space is hereby agreed to be that certain space which is shown on Exhibit S attached hereto and made a part hereof and known as Suite 1100, for a term (the’ Suite 1100 Space Term’) commencing on March  1, 2012 (the ‘Suite 1100 Space Commencement Date’) and continuing through and including 11:59 p.m. on May 31, 2013 (the ‘Suite 1100 Space Expiration Date’), unless earlier terminated pursuant to the provisions of this Lease.
     33.2. ‘As-Is’ Condition. Tenant accepts the Suite 1100 Space in its ‘as-is’ condition as of the Suite 1100 Space Commencement Date. Landlord shall have no obligation to make any improvements or alterations to the Suite 1100 Space.
     33.3 Suite 1100 Space Base Rent. In addition to the Base Rent for the Premises (i.e., the Original Premises, the Expansion Space, the Second Expansion Space, the Third Expansion Space and the Fourth Expansion Space) payable pursuant to Section 4.1 hereof, as amended, commencing on the Suite 1100 Space Commencement Date and continuing thereafter throughout the Suite 1100 Space Term, Tenant covenants and agrees to pay to Landlord Base Rent for the Suite 1100 Space in the following amounts (the ‘Suite 1100 Space Base Rent’):

	Suite 1100 Space
	Base Rent	Suite 1100 Space	Suite 1100 Space
	Per Square Foot	Base Rent	Base Rent
Time Period	Per Annum	Per Annum	Per Month
3/1/12-2/28/13	$53.87	$571,452.96	$47,621.08
3/1/13-5/31/13	$55.49	$588,637.92	$49,053.66
     The Suite 1100 Space Base Rent shall be payable by Tenant at the same times and in the same manner as set forth in this Lease with respect to the payment of Base Rent.
     33.4 Increased Operating Expenses and Increased Real Estate Taxes with respect to the Suite 1100 Space. In addition to Tenant’s proportionate share of Increased Operating Expenses and Tenant’s proportionate share of Increased Real Estate Taxes payable with respect to the Original Premises, the Expansion Space, the Second Expansion Space, the Third Expansion Space and the Fourth Expansion Space pursuant to the terms of this Lease, as amended, commencing on the Suite 1100 Space Commencement Date, and for each calendar year of the Suite 1100 Space Term, Tenant shall pay to Landlord, in the manner provided in Article V of this Lease, Tenant’s proportionate share of Increased Operating Expenses for the Suite 1100 Space for the calendar year and Tenant’s proportionate share of Increased Real Estate Taxes for the Suite 1100 Space for the calendar year. Tenant’s proportionate share of Increased Operating Expenses for the Suite 1100 Space for the calendar year’ shall equal the product of 4.85% multiplied by the amount by which the total of Operating Expenses for the calendar year exceeds the Operating Expenses incurred during calendar year 2002; and Tenant’s proportionate share of Real Estate Taxes for the Suite 1100 Space for the calendar year’ shall equal 4.64% multiplied by the amount by which the total of Real Estate Taxes for the calendar year exceeds Real Estate Taxes for calendar year 2002; provided, however, that for the calendar year during which the Suite 1100 Space Term begins and ends, the Operating Expenses and Real Estate Taxes for the Suite 1100 Space shall be prorated based upon the greater of (i) the number of days during such calendar year that this Lease is in effect or (ii) the number of days that Tenant actually occupies the Suite 1100 Space or any portion thereof (but not any such period when the MOP Lease is still in effect).
     33.5 Incorporation of Suite 1100 Space Into the Premises. Except as otherwise herein expressly provided, the Suite 1100 Space shall be deemed a part of the Premises for all purposes of this Lease, such that both Landlord and Tenant shall have such respective rights and obligations with respect to the Suite 1100 Space as apply to the remainder of the Premises.”

     3. The definition of “Parking Permits” in Section 1.17 of the Lease is hereby amended with respect to all periods beginning on and after the Suite 1100 Space Commencement Date by inserting the following language at the end thereof:
     “Notwithstanding the foregoing, commencing on the Suite 1100 Space Commencement Date, Tenant shall have the right to use an additional nineteen (19) Parking Permits as provided in Article XXIV of this Lease.”
     4. Section 3.5(a) of the Lease is hereby amended by deleting therefrom the language “nine (9) months” and by inserting the language “twelve (12) months” in lieu thereof.
     5. If requested by Landlord at any time during the Term, Tenant shall promptly execute a declaration in the form attached hereto as Exhibit D-5.
     6. The Lease is further amended by inserting therein Exhibit D-5 and Exhibit S attached hereto, which Exhibit D-5 and Exhibit S are hereby incorporated into the Lease by reference.
     7. Landlord and Tenant represent and warrant to each other that the person signing this Fifth Amendment on its behalf has the requisite authority and power to execute this Fifth Amendment and to thereby bind the party on whose behalf it is being signed.
     8. Landlord and Tenant represent and warrant to each other that neither of them has employed any broker in procuring or carrying on any negotiations relating to this Fifth Amendment, Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty by the indemnifying party.
     9. Except as expressly amended and modified herein, all terms, conditions and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Fifth Amendment, the terms and conditions of this Fifth Amendment shall govern and control.
[Signatures appear on the following page.]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment to Office Lease Agreement as of the day and year first hereinabove written.

LANDLORD:

WITNESS:		JBG/BC CHASE TOWER, L.P., a Delaware limited partnership

		By:	JBG/BC GP, L.L.C., a Delaware limited liability company Its General Partner

			By:	JBG/Recap Manager, L.L.C., a Delaware limited liability company Its Managing Member

				By:	JBG/Company Manager, L.L.C., a Delaware limited liability company Its Managing Member

By:	/s/ [ILLEGIBLE]				By:	/s/ Brian J. Fitzgerald

					Name:	Brian J. Fitzgerald

					Its:	Authorized Signatory

TENANT:

WITNESS:		CAPITALSOURCE FINANCE LLC, a Delaware limited liability company

By:	/s/ Lisa Havilland	By:	/s/ David M. Martin [SEAL]

David M. Martin
General Counsel - Commercial Lending